Exhibit 99.1

NEWS RELEASE

CLAYTON WILLIAMS ENERGY, INC.

FOR IMMEDIATE RELEASE
Friday, August 5, 2011

CLAYTON WILLIAMS ENERGY, INC. ADDS OIL HEDGES

Midland, Texas, August 5, 2011 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NASDAQ–CWEI) today announced that on August 1, 2011, the Company entered into derivative agreements to sell 1.683 million barrels of oil at fixed NYMEX-WTI prices, as follows:  4th quarter of 2011 – 189,000 barrels at $98.35; 2012 – 785,000 barrels at $100.75; and 2013 – 709,000 barrels at $102.10.

Combined with its other oil hedges, the Company’s current positions and average fixed NYMEX-WTI prices are as follows: 3rd quarter 2011 – 547,000 barrels at $83.78; 4th quarter 2011 – 729,000 at $87.56; 2012 – 2,649,000 at $95.75; and 2013 – 1,189,000 at $99.92.  As a percentage of the Company’s estimated production from existing wells, these volumes cover approximately 100% through 2012 and 50% of 2013.

In addition, the Company has approximately 3 million MMBtu of natural gas hedged for the remainder of 2011 at $7.07.

“These hedges provide both a stable source of cash flow and a comfort to us during this current period of volatility in the global markets,” stated Clayton W. Williams, Jr., President and Chief Executive Officer of the Company.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks

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and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                                                                           Michael L. Pollard
Director of Investor Relations                                              Chief Financial Officer
(432) 688-3419                                                                        (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com